EXHIBIT 10.4

AMO BONUS PLAN

2007 PERFORMANCE OBJECTIVE (Amended Effective July 25, 2007)

2007 PERFORMANCE OBJECTIVE

The funding for the 2007 Bonus Plan is weighted as follows:

o	75% based on achievement of the Adjusted Operating Income goal, and

o	25% based on achievement of the Revenue goal.

The goals will be for the full year of AMO performance.

“Adjusted Operating Income” is defined as sales less cost of goods sold and all basic operating expenses of the business. “Adjusted Operating Income” excludes the impact of charges or write-offs associated with acquisitions, recapitalizations, and unrealized gains or losses on derivative instruments. “Revenue” is defined as the total dollar payment for goods and services that are credited to the income statement over the measurement period. Targets for both Adjusted Operating Income and Revenue include the impact of the May 2007 product recall. The target bonus funding level has been reduced from 100% to 85% of previously set individual targets.

Each segment of the bonus is funded when AMO achieves the levels of Adjusted Operating Income and Revenue performance, respectively, as indicated below. The plan will be funded at a minimum of 40%.

FUNDING TRIGGER ELEMENTS

75% - ADJUSTED OPERATING INCOME				25% - REVENUE
Performance Level	2007 Adj Op Range Variance to Target	Funding % to Adj Op Target	Plan Funding	Performance Level	2007 Revenue Range Variance to Target	Funding % to Revenue Target	Plan Funding
Threshold	-5.84 mm	50%	31.875%	Threshold	-53.00 mm	50%	10.625%
				Tier 1	-10.00 mm	95%
	Target	100%	63.75%		Target	100%	21.25%
				Tier 2	+10.00 mm	102%
Maximum	+5.83 mm	150%	95.625%	Maximum	+159.00 mm	150%	31.875%
If actual Adjusted Operating Income results fall between the performance levels shown above, the portion of bonus funding will be prorated accordingly.				If actual Revenue results fall between the Tiers shown above, the portion of bonus funding will be prorated accordingly.

BONUS POOL FUNDING

At the end of the year, the President and Chief Executive Officer of Advanced Medical Optics, Inc. may recommend adjustments to the bonus funding levels to the Organization, Compensation and Corporate Governance Committee (the “Committee”) after consideration of key operating results. When calculating Adjusted Operating Income and Revenue performance for purposes of this Plan, the Committee has the discretion to include or exclude any or all of the following items:

•	Extraordinary, unusual or non-recurring items

•	Effects of accounting changes

•	Effects of financing activities

•	Expenses for restructuring or productivity initiatives

•	Other non-operating items

•	Spending for acquisitions

•	Effects of divestitures

BONUS POOL DIFFERENTIATION BY BUSINESS UNIT/FUNCTION

The target bonus pool is determined by performance against Adjusted Operating Income (75%) and Revenue (25%). The factors below will be considered for allocation of SBU/function bonus pools:

CORPORATE STAFFS

•	Corporate Adjusted Operating Income

•	Corporate Revenue

•	Strategic metrics and milestones

STRATEGIC BUSINESS UNITS

•	Business Unit Adjusted Operating Income

•	Business Unit Revenue

•	Strategic metrics

RESEARCH & DEVELOPMENT, WORLD WIDE MANUFACTURING, GLOBAL CUSTOMER SERVICES, IT

•	Strategic metrics and milestones

INDIVIDUAL BONUS AWARD CALCULATION

Target bonus awards are expressed as a percentage of the participant’s year-end annualized base salary. The target percentages for managers other than corporate officers, as revised for 2007, vary by salary grade:

SALARY GRADE	TARGET BONUS
5E *	4.25%
6E *	8.5%
7E	12.75%
8E	17%
9E	21.25%
10E	25.5%
11E	29.75%

Target percentages or amounts for corporate officers are individually established by the Committee. The 2007 performance objectives do not apply to corporate officers who have been designated as 162(m) Participants. Performance targets for 162(m) Participants have not been amended.

A participant’s actual bonus award may vary above or below the targeted level based on the supervisor’s evaluation of his or her performance in relation to the predetermined MBOs. Each participant may receive from 0% to 150% of his or her target bonus amount, which may be adjusted upwards or downwards based on the Company’s relative attainment of the pre-established financial performance objectives.

* U.S. and Puerto Rico employees only.